SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
April 3, 2008 (March 31, 2008)
TRI-ISTHMUS GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-30326	77-0557617

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9663 Santa Monica Blvd., #959
Beverly Hills, California 90210
(Address of Principal Executive Offices) (Zip Code)
(310) 860-2501
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02: Unregistered Sales of Equity Securities
GENERAL
     On March 31, 2008, Tri-Isthmus Group, Inc., a Delaware company (the “Registrant”), entered into a Series 6-A Preferred Stock and Warrant Purchase Agreement (the “Purchase Agreement”), in the form attached hereto as Exhibit 10.1, with various investors (collectively, the “Investors”), whereby the Registrant issued and sold shares of its Series 6-A Convertible Preferred Stock, par value $0.01 per share (the “Series 6-A Preferred Stock”), and warrants to purchase its common stock, par value $0.01 per share (the “Common Stock”), in a private placement. The issuance and sale of the shares of Series 6-A Preferred Stock and warrants to purchase Common Stock was exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the “Securities Act”), by virtue of Section 4(2) and Regulation D promulgated under the Securities Act. Through March 31, 2008 and in connection with the Purchase Agreement, the Registrant received subscriptions from the Investors for an aggregate of $3,585,000.00 to purchase (a) 3,585 shares of Series 6-A Preferred Stock and (b) warrants to purchase a total of 2,151,000 shares of Common Stock, at an exercise price of $0.50 per share, exercisable for a period of two years from the date of issuance, in substantially the form attached hereto as Exhibit 10.2 (the “Investor Warrants”). The number of shares and per share purchase price under these Investor Warrants are subject to adjustment as a result of stock dividends, distributions payable in common stock or other securities, stock splits, reverse stock splits, recapitalizations, reclassifications, exchanges, reorganizations, mergers, consolidations or sales of assets. The holders of the Investor Warrants will not be entitled to any voting rights or any other rights as a stockholder of Registrant until they are duly exercised for shares of common stock. The purchase price for the Series 6-A Preferred Stock and the Investor Warrants was $1,000.00 per unit, with each unit consisting of one share (1) of Series 6-A Preferred Stock and a warrant to purchase up to six hundred (600) shares of Common Stock. Each of the Investors represented to the Registrant in writing that he or she is an “Accredited Investor,” as that term is defined in Rule 501(a) of Regulation D, promulgated under the Securities Act of 1933, as amended. The transaction closed on March 31, 2008.
     The Registrant engaged Waveland Capital Partners, LLC, a FINRA member broker-dealer (“Waveland”), as its placement agent in connection with the above-described private placement. The Registrant paid Waveland cash commissions of approximately $261,375 and issued warrants to purchase shares of Common Stock in an amount equal to 5% of Waveland’s sales delivered to the Registrant (the “Waveland Warrants”), in substantially the form attached hereto as Exhibit 10.3. The Waveland Warrants are exercisable for a period of five years from the date of issuance and include piggy-back registration rights and net exercise provisions. The number of shares and per share purchase price under these Waveland Warrants are subject to adjustment as a result of stock dividends, distributions payable in common stock or other securities, stock splits, reverse stock splits, recapitalizations, reclassifications, exchanges, reorganizations, mergers, consolidations or sales of assets. The holders of the Waveland Warrants will not be entitled to any voting rights or any other rights as a stockholder of Registrant until they are duly exercised for shares of common stock.
SERIES 6-A PREFERRED STOCK
     DIVIDENDS. The holders of Series 6-A Preferred Stock are entitled to receive cash dividends in an amount equal to $40 per share annually, out of any assets legally available for that purpose, prior and in preference to any declaration or payment of any dividend on Registrant’s common stock, payable if and when a dividend is declared by Registrant’s Board of Directors. The foregoing preference does not apply, however, to any dividend payable in Registrant’s common stock or other securities and rights convertible into or entitling the holder of those securities to receive, directly or indirectly, additional shares of Registrant’s common stock. These dividends are not cumulative. No dividend may be declared and paid upon shares of Series 6-A Preferred Stock in any fiscal year unless dividends equal to any dividends declared and payable to the holders of Registrant’s common stock have first been paid upon or declared and set aside for payment to the holders of shares of Registrant’s Series 1-A and 2-A Convertible Preferred Stock for such fiscal year. No undeclared or unpaid dividend on the Series 6-A Preferred Stock shall ever bear interest.
     LIQUIDATION. In the event of any liquidation, dissolution or winding up of Registrant, either voluntary or involuntary, the holders of Series 6-A Preferred Stock shall be entitled to receive, after distribution of all amounts due to the holders of Registrant’s Series 1-A Convertible Preferred Stock and Series 2-A Convertible Preferred Stock but prior and in preference to any distribution of any of Registrant’s assets or surplus funds to the holders of Registrant’s common stock, a preference amount. The preference amount per share of Series 6-A Preferred Stock is equal to the sum of (a) the original issue price, which initially is US$1,000 (as adjusted for stock splits, stock dividends, combinations and the like), plus (b) an amount equal to all declared but unpaid dividends on such share, if any, but only to the extent of Registrant’s retained earnings. A liquidation, dissolution or winding up of the Registrant is deemed to include the acquisition of the Registrant or a sale of all or substantially all of Registrant’s assets, unless, in each case, Registrant’s stockholders immediately prior to such acquisition or sale will, immediately after such acquisition or sale, hold a majority of the voting power of the surviving or acquiring entity.
     REDEMPTION. Registrant has the right to redeem any or all of the outstanding shares of the Series 6-A Preferred Stock at any time upon five business days’ prior notice. The redemption price is (i) 120% of the original issue price if the redemption occurs during the first twelve months following the March 31, 2008 closing date; (ii) 110% of the original issue price if the redemption occurs during the second twelve months following the closing date; (iii) 105% of the original issue price if the redemption occurs during the period starting on the completion of the twenty-fourth month and ending on the forty-eight month following the closing date; and (iv) the original issue price if the redemption occurs after the completion of the forty-eight month following the closing date. The Certificate of Designations for the Series 6-A Preferred Stock, which is attached to this Current Report on Form 8-K as Exhibit 3.1 and is incorporated herein by reference, sets forth additional provisions if the foregoing redemption would result in an impairment of Registrant’s capital under Delaware law.
     If and as long as a “triggering event” specified in the Certificate of Designations for the Series 6-A Preferred Stock has occurred and remains in effect, the holders of a majority of the outstanding shares of Series 6-A Preferred Stock have the right, at such holders’ option, to require us to redeem all of such holders’ shares of Series 6-A Preferred Stock at a price per share equal to the original issue price plus an amount equal to any declared but unpaid dividends on such shares by delivery of written notice to us. A triggering event means the occurrence of any of the following events:
•	the registration statement described below under the sub-heading “Other Purchase Agreement Terms — Registration Rights” is not declared effective by the SEC on or before the date which is fifteen (15)months following the March 31, 2008 closing date or, during the effectiveness period” as defined in the Certificate of Designations for the Series 6-A Preferred, an effective registration statement is not on file with the SEC for any reason (including, without limitation, the issuance of a stop order) for a period of twenty (20) consecutive trading days; provided, that a triggering event shall not be deemed to occur if the failure to have an effective registration statement on file is (x) due to factors within the control of the holders of the Series 6-A Preferred Stock (including a failure to make a demand for registration of the resale of the Series 6-A Preferred Certificate of Designations;

•	Registrant’s common stock is not listed or eligible for quotation on one of the NASDAQ, the OTC Bulletin Board, Nasdaq Small Cap Market, The New York Stock Exchange, Inc. or The American Stock Exchange, Inc., for a period of five (5) consecutive trading days;

•	Registrant’s issuance of a written notice to any holder of Series 6-A Preferred Stock, including by way of public announcement, at any time, of Registrant’s inability to comply or its intention not to comply with proper requests for conversion of any Series 6-A Preferred Stock into shares of common stock;

•	Registrant’s failure to comply with a properly tendered notice of conversion within ten (10) business days after the receipt by us of such a notice; or

•	Registrant breaches any provision of the Certificate of Designation for the Series 6-A Preferred Stock and such breach is not cured within a reasonable period of time following notice of such breach, except to the extent that such breach would not have a material adverse effect on any holder of Series 6-A Preferred Stock.

     VOTING RIGHTS. The holder of each share of Series 6-A Preferred Stock shall have the right to one vote for each share of common stock to which such Series 6-A Preferred Stock could then be converted, and with respect to such vote, the holder has full voting rights and powers equal to the voting rights and powers of the holders of common stock. Holders of Series 6-A Preferred Stock shall be entitled to vote, together with holders of common stock, on any matter upon which the holders of common stock have the right to vote.
     CONVERSION. The Series 6-A Preferred Stock will be convertible, at the option of the holder at any time, into such number of shares of common stock as is determined by multiplying the number of shares of Series 6-A Preferred Stock by the original issue price (as adjusted for stock splits, stock dividends, combinations and the like) and then dividing such amount by the conversion price, which is initially US$0.3125 per share. The conversion price may be adjusted from time to time as a result of stock dividends, distributions payable in common stock or other securities, stock splits, reverse stock splits, recapitalizations, reclassifications, exchanges, reorganizations, mergers, consolidations, sales of assets or sales of shares by us below the conversion price of the shares of Series 6-A Preferred Stock. Following any of those events, the conversion price and the number of shares issuable upon conversion of the Series 6-A Preferred Stock in effect immediately prior to those events will, concurrently with the effectiveness of those events, be proportionately decreased, increased or otherwise modified, on the terms described in the Certificate of Designations for the Series 6-A Preferred Stock.
     At any time and upon delivery of a written notice to Registrant , holders of not less than the majority of the then outstanding shares of Series 6-A Preferred Stock may elect to effect an automatic conversion of each share of Series 6-A Preferred Stock outstanding into shares of Registrant’s common stock at the then applicable conversion price.
     In addition, Registrant may, at its option, convert all shares of the Series 6-A Preferred Stock into shares of common stock at the then applicable conversion price in the event the closing price of the common stock exceeds $0.65 per share for thirty consecutive trading days prior to the mailing of a conversion notice.
     RESTRICTIONS ON CERTAIN ACTIONS. So long as at least 25% of the authorized shares of Series 6-A Preferred Stock remain outstanding, Registrant may not, without the vote or written consent by the holders of a majority of the then outstanding shares of Series 6-A Preferred Stock, voting together as a single class:
•	amend, alter or repeal the provisions of the Series 6-A Preferred Stock in the Series 6-A Preferred Stock Certificate of Designation, whether by merger, consolidation or otherwise, so as to adversely affect any right, preference, privilege or voting power of the Series 6-A Preferred Stock;

•	repurchase, redeem or pay dividends or effect any other distribution on, shares of Registrant’s capital stock ranking junior to the Series 6-A Preferred Stock, other than dividends payable in Registrant’s capital stock; or

•	amend Registrant’s Certificate of Incorporation (including by way of a Certificate of Designation) or Registrant’s bylaws to change materially and adversely the rights, preferences, privileges or limitations of the Series 6-A Preferred Stock provided, that the foregoing shall in no way limit Registrant’s ability to authorize, create or issue any class of capital stock ranking senior (in terms of dividends, liquidation preference or redemption) to, or pari passu with, the Series 6-A Preferred Stock.
OTHER PURCHASE AGREEMENT TERMS
     INDEMNITIES. We are obligated to indemnify each Investor under the Purchase Agreement against any losses or other liabilities arising out of or based upon any material breach of any representation, warranty, covenant or agreement by us in the Purchase Agreement. We do not have to make indemnity payments in excess of the aggregate purchase price paid by the purchasers for the Series 6-A Preferred Stock and warrants. The Lead Investor is obligated to indemnify us against any losses or other liabilities arising out of or based upon any material breach of any representation, warranty, covenant or agreement by the Investors in the Purchase Agreement.

     REGISTRATION RIGHTS. No sooner than six months from the March 31, 2008 closing date, upon demand by Investors owning at least 50% of the outstanding shares of the common stock underlying the Series 6-A Preferred Stock and related warrants, within thirty days of such demand Registrant is obligated to file a registration statement registering their shares for public resale in the U.S., subject to the limitations and conditions set forth in the Purchase Agreement. There can only be one demand registration and the registration statement would cover:
•	the resale of all common stock issuable upon conversion of Series 6-A Preferred Stock,

•	the resale of all common stock issuable to holders of the warrants which are issued in connection with the Series 6-A Preferred Stock.
     These shares are known as “registrable securities.” The registration will be made by means of a registration statement on Form SB-2 or other appropriate form. The Purchase Agreement provides for the suspension of Registrant’s registration obligations under certain circumstances in response to this right to a demand registration. For example, Registrant can delay for limited periods any demand registration if Registrant’s Board of Directors determines that the registration would be detrimental to us or the fulfillment of such obligations would require us to prepare financing statements not required to be prepared by us to comply with Registrant’s obligations under the Securities and Exchange Act of 1934. All expenses (other than underwriting discounts and commissions) incurred in connection with registrations, filings or qualifications registering the registrable securities will be borne by us. We are required to only pay for one registration. We are obligated to use commercially reasonable efforts to keep the registration statement continually effective under the Securities Act until the date which is the earliest of:
•	the date on which all registrable securities have been sold;

•	the date on which all registrable securities may be sold immediately without registration under the Securities Act and without volume restrictions pursuant to Rule 144(k) of the Securities Act; or

•	two years from the date the registration statement is declared effective by the SEC.
Item 7.01: Regulation FD Disclosure
     On March 31, 2008, the Registrant issued a press release reporting the issuance and sale of the Series 6-A Preferred Stock. A copy of the March 31, 2008 press release, attached hereto as Exhibit 99.1, is being furnished pursuant to Regulation FD and is incorporated by reference
Item 9.01. Financial Statements and Exhibits.
     (a) Not applicable.
     (b) Not applicable.
     (c) Not applicable.
     (d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Designation of Rights and Preferences of Series 6-A Convertible Preferred Stock of Tri-Isthmus Group, Inc.

10.1	Series 6-A Preferred Stock and Warrant Purchase Agreement, dated March 31, 2008

10.2	Form of Investor Warrant

10.3	Form of Waveland Warrant

99.1	Press Release

EXHIBITS

Exhibit
Number	Description

3.1	Certificate of Designation of Rights and Preferences of Series 6-A Convertible Preferred Stock of Tri-Isthmus Group, Inc.

10.1	Series 6-A Preferred Stock and Warrant Purchase Agreement, dated March 31, 2008

10.2	Form of Investor Warrant

10.3	Form of Waveland Warrant

99.1	Press Release
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRI-ISTHMUS GROUP, INC.
Date: April 3, 2008	By:	/s/ Dennis Smith
Dennis Smith
Chief Financial Officer